EXHIBIT 21.1
                         SUBSIDIARIES OF THE REGISTRANT
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                                                                                STATE OF
                                                                                INCORPORATION/
SUBSIDIARY                                                                      ORGANIZATION
----------                                                                      ------------
ADM/CHS, LLC                                                                    Delaware
Ag States Agency, LLC                                                           Minnesota
Ag States Agency of Montana Inc., subsidiary of Ag States Agency LLC            Montana
Agronomy Company of Canada, Ltd.                                                Nova Scotia
Allied Agronomy Limited Liability Company                                       North Dakota
Battle Creek/CHS, LLC                                                           Delaware
Bec-Lin of Perham, Inc.                                                         Minnesota
Cedar Valley Ag Services, LLC                                                   Nebraska
Cenex Ag, Inc.                                                                  Delaware
Cenex Canada, Inc.                                                              Alberta
Cenex Petroleum, Inc.                                                           Minnesota
Cenex Pipeline, LLC                                                             Minnesota
Cenex-Swiss Valley Energy, LLC                                                  Minnesota
CHS Aggressive Growth Fund, Inc.                                                Maryland
CHS Conservative Growth Fund, Inc.                                              Maryland
CHS Fixed Income Fund, Inc.                                                     Maryland
CHS Moderate Growth Fund, Inc.                                                  Maryland
CHS-Agri Valley                                                                 North Dakota
CHS-Connell, Inc.                                                               Washington
CHS-Crookston                                                                   Minnesota
CHS-Devils Lake                                                                 North Dakota
CHS-Edgeley                                                                     North Dakota
CHS-Garrison                                                                    North Dakota
CHS-Glasgow                                                                     Montana
CHS-Grangeville, Inc.                                                           Idaho
CHS-Highmore                                                                    South Dakota
CHS-Jasper                                                                      South Dakota
CHS-Kalispell                                                                   Montana
CHS-Lewistown                                                                   Montana
CHS-Madison                                                                     Minnesota
CHS-Philip                                                                      South Dakota
CHS-Richey                                                                      Montana
CHS-Salol/Roseau                                                                Minnesota
CHS-Sioux Falls                                                                 South Dakota
CHS-Stevensville                                                                Montana
CHS-Tracy/Garvin                                                                Minnesota
Central Montana Propane, Inc.                                                   Montana
Circle Land Management, Inc.                                                    Minnesota
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
Cooperative Agronomy Services, LLC                                              North Dakota
Cooperative Services, LLC                                                       Delaware
Coops @ Rooster L.P.                                                            Delaware
eYield Solutions, Inc., subsidiary of Coops @ Rooster L.P.                      Delaware
Country Energy, LLC                                                             Delaware
Country Hedging, Inc.                                                           Delaware
Dakota Agronomy Partners, LLC                                                   North Dakota
Energy Partners, LLC                                                            Montana
Farmland-Harvest States, LLC                                                    Delaware
Fin-Ag, Inc.                                                                    South Dakota
Five Valleys Gas Company                                                        Minnesota
Front Range Pipeline, LLC                                                       Minnesota
Full Circle, LTD                                                                Minnesota
Grain Suppliers Co, LLC                                                         Delaware
Great Falls Retail Feed and Farm Store, LLC                                     Delaware
Green Bay Terminal Corporation                                                  Wisconsin
Harvest States Cooperatives- Northwest Grain                                    Minnesota
Harvest States Cooperatives-S.D.                                                South Dakota
Harvest States Cooperatives Europe B.V.                                         Netherlands
Heart River LP Gas, LLC                                                         North Dakota
HSC-Edmore                                                                      North Dakota
HSC-Herman/Norcross                                                             Minnesota
HSC-Minot, N.D.                                                                 North Dakota
Kropf/CHS, LLC                                                                  Oregon
Montevideo Grain, LLC                                                           Delaware
Mountain View of Montana, Inc.                                                  Delaware
National Cooperative Refinery Association (NCRA)                                Kansas
Clear Creek Transportation, LLC, a subsidiary of NCRA                           Kansas
Jayhawk Pipeline, LLC, a subsidiary of NCRA                                     Kansas
Kaw Pipeline, a subsidiary of NCRA                                              Delaware
Osage Pipeline, a subsidiary of NCRA                                            Delaware
North Valley Petroleum, LLC                                                     North Dakota
Oilseed Partners, LLC                                                           Delaware
PGG/HSC Feed Company, LLC                                                       Oregon
Salmon Country Energy, LLC                                                      Idaho
Sparta Foods, Inc.                                                              Minnesota
St. Paul Maritime Corporation                                                   Minnesota
Tacoma Export Marketing Company (TEMCO)                                         Washington
Tillamook/GTA Feeds, LLC                                                        Oregon
United Country Brands, LLC                                                      Delaware
Agriliance, LLC, a subsidiary of United Country Brands, LLC                     Delaware
United Harvest, LLC                                                             Delaware
United Processors, LLC                                                          Delaware
Rocky Mountain Milling, LLC, a subsidiary of United Processors, LLC             Delaware
Ventura Foods, LLC                                                              Delaware
Whitman Terminal Association, LLC                                               Delaware
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